    As filed with the Securities and Exchange Commission on January 22, 2004.
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         WHEELING-PITTSBURGH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   55-03099227
                      (I.R.S. Employer Identification No.)

       1134 MARKET STREET, WHEELING, WEST VIRGINIA          26003
         (Address of Principal Executive Offices)         (Zip Code)

                      2003 MANAGEMENT STOCK INCENTIVE PLAN
                      2003 MANAGEMENT RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                                James G. Bradley
                      President and Chief Executive Officer
                        Wheeling-Pittsburgh Corporation
                               1134 Market Street
                               Wheeling, WV 26003
                     (Name and Address of Agent for Service)

                                 (304) 234-2400
           (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              Edward A. Saxe, Esq.
                             Barry N. Hurwitz, Esq.
                              Bingham McCutchen LLP
                               150 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

                                   Proposed         Proposed
   Title Of                         Maximum          Maximum
  Securities        Amount          Offering        Aggregate       Amount Of
     To Be          To Be          Price Per        Offering      Registration
  Registered      Registered       Share (1)          Price            Fee
  ----------      ----------       ---------          -----            ---
Common Stock,
$.01 par value
per share         1,500,000          $20.68        $31,020,000       $2,510

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act") based on the average of the high and low prices of the Registrant's Common Stock, $.01 par value per share, reported by the Nasdaq National Market on January 16, 2004.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Wheeling-Pittsburgh Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference into this Registration Statement: (1) the Registrant's Registration Statement on Form 10 filed with the SEC on August 8, 2003 (the "Form 10 Registration Statement") pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating the Form 10 Registration Statement; (2) the Registrant's quarterly report on Form 10-Q filed with the SEC on November 14, 2003 pursuant to Section 13 or 15(d) of the Exchange Act; and
(3) the description of the Common Stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Form 10 Registration Statement.

      In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold shall be incorporated by reference into this Registration Statement as of the filing date of each.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

      The Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant contain provisions to indemnify the Registrant's directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The Registrant's Second Amended and Restated Certificate of Incorporation eliminates a director's liability for monetary damages for a breach of fiduciary duty except in circumstances involving certain wrongful acts, such as breach of director's duty of loyalty to the Registrant and its stockholders, acts or omissions not in good faith, acts or omissions that involve intentional misconduct or a knowing violation of law, or for any transactions from which the director derived improper personal benefit. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies such as injunctive relief. Moreover, these provisions do not apply to claims against a director for violations of certain laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      On May 19, 2003, the Registrant filed its Third Amended Joint Plan of Reorganization and emerged from Chapter 11 bankruptcy protection. Of the 10,000,000 shares of Common Stock issued by the Registrant pursuant to its plan of reorganization, which was effective as of August 1, 2003, the Registrant issued 500,000 shares in the form of restricted stock pursuant to the Registrant's 2003 Management Restricted Stock Plan (the "Restricted Stock Plan") in satisfaction of certain wage deferral claims against the Registrant. If any of these awards of restricted stock are forfeited, the forfeited shares shall again be available to be granted under the Restricted Stock Plan. The issuance of shares of Common Stock under the Restricted Stock Plan was made in reliance upon Section 1145 of the Bankruptcy Code, which exempts the original issuance of securities under a plan of reorganization from registration under the Securities Act and state law.

      Under the 2003 Management Stock Incentive Plan (the "Incentive Plan"), the Registrant has granted to certain of its directors options to purchase an aggregate of 17,793 shares of Common Stock. If any option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any award of restricted stock is forfeited by the recipient, the shares not purchased by the optionee or forfeited by the recipient shall again be available to be granted under the Incentive Plan. The issuance and grant of shares under the Incentive Plan was made in reliance upon Rule 506 of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

ITEM 8. EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

      4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit No. 3.1 to the Registrant's Form 10, filed on August 8, 2003.

      4.2 Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit No. 3.2 to the Registrant's Form 10, filed on August 8, 2003.

      4.3 2003 Management Stock Incentive Plan, incorporated by reference to Exhibit No. 10.7 to the Registrant's Registration Statement on Form 10, filed on August 8, 2003.

      4.4 2003 Management Restricted Stock Plan, incorporated by reference to Exhibit No. 10.8 to the Registrant's Registration Statement on Form 10, filed on August 8, 2003.

      5 Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

      23.1  Consent of PricewaterhouseCoopers LLP, independent accountants.

      23.2  Consent of Bingham McCutchen LLP (included in Exhibit 5).

      24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS

      (A)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wheeling, State of West Virginia, as of the 22nd day of January 2004.

                                              WHEELING-PITTSBURGH CORPORATION


                                              By:    /s/ JAMES G. BRADLEY
                                                 -------------------------------
                                                     James G. Bradley

POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints James G. Bradley and Paul J. Mooney, or either of them, as such person's true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations, and requirements of the SEC in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates set forth below.

      Signature                         Title                       Date
      ---------                         -----                       ----
/s/ JAMES G. BRADLEY         President, Chief Executive       January 22, 2004
---------------------------  Officer and Director
James G. Bradley


/s/ PAUL J. MOONEY           Chief Financial Officer          January 22, 2004
---------------------------  (and Principal Accounting
Paul J. Mooney               Officer) and Director


/s/ JIM BOWEN                Director                         January 22, 2004
---------------------------
Jim Bowen


/s/ EDWARD J. CURRY, JR.     Director                         January 22, 2004
---------------------------
Edward J. Curry, Jr.


/s/ MICHAEL DINGMAN          Director                         January 14, 2004
---------------------------
Michael Dingman


                             Director
---------------------------
Robert E. Heaton


/s/ ROLAND L. HOBBS          Director                         January 22, 2004
---------------------------
Roland L. Hobbs


/s/ ALICIA H. MUNNELL        Director                         January 22, 2004
---------------------------
Alicia H. Munnell


                             Director
---------------------------
D. Clark Ogle

/s/ JAMES B. RILEY           Director                      January 22, 2004
---------------------------
James B. Riley


/S/ LYNN R. WILLIAMS         Director                      January 22, 2004
---------------------------
Lynn R. Williams

                                  EXHIBIT INDEX

Exhibit No.                 Description of Documents
-----------                 ------------------------
      The following exhibits are filed as part of this Registration Statement:

      4.1   Second Amended and Restated Certificate of Incorporation of the
            Registrant, incorporated by reference to Exhibit No. 3.1 to the Registrant's Form 10, filed on August 8, 2003.

      4.2 Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit No. 3.2 to the Registrant's Form 10, filed on August 8, 2003.

      4.3   2003 Management Stock Incentive Plan, incorporated by reference to
            Exhibit No. 10.7 to the Registrant's Registration Statement on Form
            10, filed on August 8, 2003.

      4.4   2003 Management Restricted Stock Plan, incorporated by reference to
            Exhibit No. 10.8 to the Registrant's Registration Statement on Form
            10, filed on August 8, 2003.

      5 Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

      23.1  Consent of PricewaterhouseCoopers LLP, independent accountants.

      23.2  Consent of Bingham McCutchen LLP (included in Exhibit 5).

      24 Power of Attorney (included on the signature page of this Registration Statement).